EXHIBIT 4.1

                                                               STANDARD & POOR'S



                                  May 9, 2001


Van Kampen Funds Inc.
1 Parkview Plaza
Oakbrook Terrace, Illinois 60181

The Bank of New York
101 Barclay Street
New York, New York 10286
Unit Investment Trust Dept.


              Re: Van Kampen Focus Portfolios, Municipal Series 348
                  -------------------------------------------------

Gentlemen:

         We have examined the registration statement File No. 333-57622 for the above-captioned trust. We hereby acknowledge that Kenny S &P Evaluation Services, a division of J. J. Kenny Co., Inc. is currently acting as the evaluator for the reference to Kenny S &P Evaluation Services, a division of J.
J. Kenny Co., Inc. as evaluator.

         In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the trust portfolio are the ratings currently indicated in our KENNYBASE database.

         You are hereby authorized to a file a copy of this letter with the Securities and Exchange Commission.

                                                                      Sincerely,


                                                                Frank A Ciccotto
                                                                  Vice President